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                                                                      EXHIBIT 23


                        Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement
(Form S-3 No. 333-38611) of JDN Realty Corporation and in the related Prospectus of our report dated January 19, 1998, with respect to the combined statement of revenue and certain expenses of Brown Deer Center, Shoppers World of Brookfield, Point Loomis Shopping Center and West Allis Shopping Center (collectively, the "Milwaukee Acquisition Properties") for the year ended December 31, 1996, included in the Current Report on Form 8-K of JDN Realty Corporation dated January 23, 1998.

                                      Ernst & Young LLP


Atlanta, Georgia
January 19, 1998